Exhibit 10.1

EXECUTION VERSION

COLLATERAL AGREEMENT

DATED AS OF JUNE 8, 2018

AMONG

VIVUS, INC.,
as Issuer,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

i

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Schedule 1.2:	UCC Filing Offices
Schedule 3.1:	Mortgage Filing Offices
Schedule 3.12:	Leased Property
Schedule 3.15:	Location of Grantor
Schedule 4.13:	Certain Post-Closing Obligations

Exhibit A:	Form of Perfection Certificate
Exhibit B:	Form of Amendment
Exhibit C:	Form of Supplement

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COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, this “Agreement”) is entered into as of June 8, 2018 by and among VIVUS, INC., a Delaware corporation, (the “Issuer”), any other GRANTOR (as defined below) from time to time party hereto, U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee (and its successors under the Indenture (as defined below), in such capacity, the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (as defined below) (and its successors under the Indenture, in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) among the Issuer, the Guarantors (as defined below) from time to time party thereto, the Trustee and the Collateral Agent and (b) each Purchase Agreement dated the date hereof (collectively, and as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Purchase Agreements”) among the Issuer and each purchaser party thereto (collectively, the “Purchasers”), the Issuer may issue up to $120,000,000 aggregate principal amount of Securities (as defined below), which will be guaranteed on a senior secured basis by each of the Guarantors;

WHEREAS, the Issuer is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee and the Collateral Agent to enter into the Indenture and, pursuant to the terms of the Purchase Agreements, to induce the Purchasers to purchase the Securities; and

WHEREAS, the Issuer has duly authorized the execution and delivery of, and performance of obligations under, this Agreement by it.

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, and in order to induce the Trustee and the Collateral Agent to enter into the Indenture and the Purchasers to purchase the Securities, the Issuer, each other Grantor that becomes bound hereby and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1                                    Terms Defined in UCC. Terms defined in the UCC (as defined below) that are not otherwise defined in this Agreement are used herein as defined in the UCC.

Section 1.2                                    Definitions of Certain Terms Used Herein. As used in this Agreement, the following terms have the following meanings:

“Account” means “account”, as defined in Article 9 of the Uniform Commercial Code.

“Account Control Agreement” means any account control agreement, account pledge, charge over accounts or similar agreement, which, in each case, is in form and substance reasonably satisfactory to the Collateral Agent (it being agreed that any agreement that shall require the Collateral Agent to indemnify any institution in its individual capacity shall not be reasonably acceptable to the Collateral Agent) and to counsel to the initial purchasers of the Securities.

“Account Debtor” means each Person obligated on an Account, Chattel Paper or General Intangible.

“Affiliate” has the meaning assigned to such term in the Indenture.

“After-Acquired Property” has the meaning assigned to such term in the Indenture.

“Agreement” has the meaning assigned to such term in the preamble.

“Amendment” has the meaning specified in Section 4.2(a).

“Bankruptcy Proceeding” means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law or regulation relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, including a Luxembourg Insolvency Event.

“Base Currency” has the meaning specified in Section 8.19(b)(i).

“Cash Equivalents” has the meaning assigned to such term in the Indenture.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person and, in any event, shall include all Electronic Chattel Paper and Tangible Chattel Paper.

“Co-Collateral Agent” means a financial institution appointed by the Collateral Agent in accordance with Section 7.7(a) and Section 7.8 to act as co-collateral agent for the Secured Parties.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Agent” has the meaning assigned to such term in the preamble.

“Collateral Agent’s Liens” means the Liens on the Collateral granted to the Collateral Agent (or any Co-Collateral Agent), for the benefit of the Secured Parties, pursuant to this Agreement and the other Indenture Documents.

“Commercial Tort Claims” means, with respect to a Person, all of such Person’s now owned or hereafter acquired “commercial tort claims”, as defined by the UCC, identified on Schedule 12 to any Perfection Certificate and as specifically identified hereinafter, and, in any event, shall include any claim now owned or hereafter acquired by any Person, arising in tort, with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Confidential Information” has the meaning specified in Section 7.3(b).

“Confidential Parties” has the meaning specified in Section 7.3(c).

“Control” has the meaning assigned to such term in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright, Patent and Trademark Agreements” has the meaning assigned to such term in the Indenture.

“Default” has the meaning assigned to such term in the Indenture.

“Effective Date” means the date of this Agreement.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Equipment” means, with respect to a Person, all of such Person’s now owned and hereafter acquired machinery, “equipment”, as defined by the Uniform Commercial Code, furniture, furnishings, fixtures and other tangible personal property (except Inventory (as defined in the Uniform Commercial Code)), including rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located.

“Equity Interests” has the meaning assigned to such term in the Indenture.

“Event of Default” has the meaning assigned to such term in the Indenture.

“Excluded Assets” has the meaning assigned to such term in the Indenture.

“Fair Market Value” has the meaning assigned to such term in the Indenture.

“Filing Office” means, with respect to each Grantor, the office specified on Schedule 1.2 and, if applicable, any other appropriate office of the state or other jurisdiction where such Grantor is “located” (as such term is used in Section 9-307 of Article 9 of the UCC).

“Financial Assets” means any “financial asset”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Foreign Security Documents” means any Security Document entered into after the date hereof that is governed by the laws of a jurisdiction other than U.S. federal laws or the laws of any U.S. state.

“General Intangibles” means, with respect to a Person, all of such Person’s now owned or hereafter acquired “general intangibles”, as defined in the UCC, including payment intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds that may become due to such Person in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Person from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged Equity Interests or Investment Property, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

“Governmental Authority” has the meaning assigned to such term in the Indenture.

“Grantors” means the Issuer and any other Person that becomes a party to this Agreement as a Grantor after the Effective Date.

“Guarantor” has the meaning assigned to such term in the Indenture.

“Holder” has the meaning assigned to such term in the Indenture.

“Indebtedness” has the meaning assigned to such term in the Indenture.

“Indemnified Liabilities” has the meaning specified in Section 8.17.

“Indemnified Person” has the meaning specified in Section 8.17.

“Indenture” has the meaning assigned to such term in the Preliminary Statement.

“Indenture Documents” means (a) the Indenture, (b) the Securities, (c) each other Security Document, including this Agreement, and (d) any other related documents or instruments executed and delivered pursuant to or in connection with any of the foregoing documents, in each case, as such agreements may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Intercompany Obligations” means, collectively, all indebtedness, obligations and other amounts at any time owing to any Grantor from any of such Grantor’s Subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

“Inventory” means, with respect to a Person, all of such Person’s now owned and hereafter acquired “inventory”, as defined in the UCC, goods and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description that are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and other property, and all documents of title or other documents representing them.

“Investment Property” means, with respect to a Person, all of such Person’s right, title and interest in and to any and all “investment property”, as defined in the UCC, including all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, (e) commodity accounts and (f) Equity Interests, together with all other units, shares, partnership interests, membership interests, membership rights, Equity Interests, rights or other equivalent evidences of ownership (howsoever designated) issued by any Person.

“Investment Property Issuer” has the meaning specified in Section 4.2(d).

“Issuer” has the meaning assigned to such term in the preamble.

“Judgment Currency” has the meaning specified in Section 8.19(b)(i).

“Lien” has the meaning assigned to such term in the Indenture.

“Majority Holders” means, at any time, the Holders of a majority of the aggregate principal amount of the Securities then outstanding.

“Material Adverse Effect” has the meaning assigned to such term in the Purchase Agreements.

“Mortgaged Properties” means, initially, the owned and leased real properties and real property interests of any Grantor specified on Schedule 16 to any Perfection Certificate of such Grantor, and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 4.12(b).

“Mortgages” means the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, by which the Grantors have granted to the Collateral Agent, as security for the Obligations, a Lien upon Real Estate.

“Obligations” means all obligations of every nature of each Grantor under the Indenture Documents from time to time owed to the Trustee, any Holder of Securities, the Collateral Agent and any other Secured Party, whether for principal, interest (including interest that, but for the filing of a petition in any Bankruptcy Proceeding with respect to such Grantor, would have accrued on any Obligation, whether or not a claim is allowed or allowable against such Grantor for such interest in such proceeding), premium, fees, expenses, indemnification, performance or otherwise.

“Officer” has the meaning assigned to such term in the Indenture.

“Officers’ Certificate” has the meaning assigned to such term in the Indenture.

“Opinion of Counsel” has the meaning assigned to such term in the Indenture.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby, delivered by any Grantor, including as amended by any certificate subsequently delivered pursuant to Section 4.1(e) or Section 4.12(a).

“Permitted Encumbrances” has the meaning assigned to such term in the applicable Mortgage.

“Permitted Liens” has the meaning assigned to such term in the Indenture.

“Person” has the meaning assigned to such term in the Indenture.

“Pledged Collateral” has the meaning specified in Section 4.5(c).

“Proprietary Rights” means, with respect to a Person, all of such Person’s now owned and hereafter arising or acquired new drug applications or abbreviated new drug applications (or equivalent non-U.S. applications), including those new drug applications or abbreviated new drug applications (and equivalent non-U.S. applications) that are owned as of the date hereof set forth on Schedule 6 of any Perfection Certificate, and any licenses, franchises, permits, patents, patent rights, copyrights, works that are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations in part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Purchase Agreements” has the meaning assigned to such term in the Preliminary Statement.

“Purchasers” has the meaning assigned to such term in the Preliminary Statement.

“Real Estate” means, with respect to any Person, all of such Person’s now or hereafter owned or leased estates in real property, including all fees, leaseholds and future interests, together with all of such Person’s now and hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Restricted Subsidiary” has the meaning assigned to such term in the Indenture.

“Secured Parties” means (a) the Collateral Agent (including any Co-Collateral Agent), (b) each Holder of Securities, (c) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Document, (d) the Trustee and (e) the successors and permitted assigns of each of the foregoing.

“Securities” has the meaning assigned to such term in the Indenture.

“Security Documents” has the meaning assigned to such term in the Indenture.

“Subsidiary” has the meaning assigned to such term in the Indenture.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Trustee” has the meaning assigned to such term in the preamble.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the creation or perfection of security interests.

Section 1.3                                    Rules of Construction. Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 the word “or” is not exclusive;

(c)                                  the word “including” means including without limitation, and any item or list of items set forth following the word “including”, “include” or “includes” in this Agreement is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items;

(d)                                 all references in this Agreement to any designated “Article”, “Section”, “Exhibit”, “Schedule”, definition and other subdivision are to the designated Article, Section, Exhibit, Schedule, definition and other subdivision, respectively, of this Agreement;

(e)                                  all references in this Agreement to (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule and other subdivision, respectively, and (ii) the term “this Agreement” means this Agreement as a whole, including the Exhibits and Schedules;

(f)                                   words in the singular include the plural and words in the plural include the singular;

(g)                                  “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h)                                 the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(i)                                     unless otherwise specified, all references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein);

(j)                                    all references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any reference to a Person in a particular capacity excludes such Person in other capacities; and

(k)                                 the word “will” shall be construed to have the same meaning and effect as the word “shall”.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.1                                    Grant of Security Interest. As security for the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on such Grantor’s right, title and interest in and to all of the following property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(a)                                 all Accounts (including any credit enhancement therefor) and Intercompany Obligations;

(b)                                 all Chattel Paper;

(c)                                  all Commercial Tort Claims;

(d)                                 all contract rights, leases, letters of credit, letter-of-credit rights, instruments, promissory notes, documents and documents of title;

(e)                                  all Financial Assets;

(f)                                   all Equipment;

(g)                                  all General Intangibles (other than, for the avoidance of doubt, any net operating losses of the Issuer);

(h)                                 all Investment Property;

(i)                                     all Inventory;

(j)                                    all money, cash, cash equivalents and securities;

(k)                                 all deposit accounts, securities accounts, commodity accounts, credits and balances with, and other claims against, any financial institution with which such Grantor maintains deposits;

(l)                                     all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property, and General Intangibles at any time evidencing or relating to any of the foregoing;

(m)                             all supporting obligations in respect of any of the foregoing;

(n)                                 all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by another applicable treaty, convention, statute, law or regulation of any applicable jurisdiction; and

(o)                                 all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including After-Acquired Property, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of the Grantors in which a Secured Party may at any time be granted a Lien to secure the Obligations, are herein collectively referred to as the “Collateral”; provided, however, that, notwithstanding anything herein to the contrary, the Collateral shall not include, and the security interest shall not attach to, any and all Excluded Assets; provided further, however, that, to the extent any property or asset ceases to constitute an Excluded Asset (other than any net operating losses of the Issuer) as a result of its being pledged to secure any Indebtedness (other than the Securities or the Guarantees), the security interest in such property or asset shall be deemed to have been granted hereunder immediately prior to the pledge of such property or asset to secure such Indebtedness. The exclusion of net operating losses from the Collateral shall not, and shall not be deemed to, impair or adversely affect the exercise of any right or remedy otherwise available to the Collateral Agent hereunder or under any Security Document.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, as of the Effective Date and the date on which any Securities are issued, as follows:

Section 3.1                                    Validity and Priority of Security Interest.

(a)                                 This Agreement and the other applicable Security Documents are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Pledged Collateral is delivered to the Collateral Agent, the Lien created under this Agreement and the other applicable Security Documents shall constitute a fully perfected Lien on and in all right, title and interest of the Grantors in such Pledged Collateral, in each case prior and superior in right to any other Person and (ii) when financing statements in appropriate form are filed in the Filing Offices, the Lien created under this Agreement and the other applicable Security Documents will constitute a fully perfected Lien on and in all right, title and interest of the Grantors in such Collateral in which a security interest can be perfected by filing a financing statement (subject to Permitted Liens) in the United States, in each case prior and superior in right to any other Person with respect to such perfection, subject only to a prior ranking lien in respect of the Permitted Liens set forth in clauses (8), (9) and (16) and (as it relates to the foregoing clauses) clauses (19) and (30) of the definition thereof.

(b)                                 If and when entered into, the Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Grantors’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.1, the Mortgages shall constitute a fully perfected, first priority Lien on and in all right, title and interest of the Grantors in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any Person, subject to Permitted Encumbrances.

Section 3.2                                    Location of Collateral. Such Grantor’s Perfection Certificate contains a correct and complete list of each Grantor’s jurisdiction of organization or incorporation (as applicable), the location of its books and records, the locations of the Collateral (other than Inventory being toll processed or that is in transit, consignments of Inventory not in excess of $500,000, rolling stock, Collateral in the Collateral Agent’s possession, equipment in transit and equipment at other locations for purposes of maintenance or repair), and the locations of all of its other places of business. Such Grantor’s Perfection Certificate correctly identifies any of such facilities and locations that are not owned by such Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations.

Section 3.3                                    Exact Names. The name in which each Grantor has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization or incorporation (as applicable). Except as set forth on such Grantor’s Perfection Certificate or as permitted by the Indenture or this Agreement, since the date of its organization, no Grantor has been known by or used any other corporate or fictitious name, been a party to any merger or consolidation or acquired all or substantially all of the assets of any Person.

Section 3.4                                    Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated, in all material respects, at the time furnished, in all records of such Grantor relating thereto and in all invoices furnished to the Collateral Agent by such Grantor from time to time.

Section 3.5                                    Documents, Instruments, and Chattel Paper. All documents, instruments and Chattel Paper of each Grantor describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid and genuine in all material respects. All goods evidenced by such documents, instruments and Chattel Paper are and will be owned by such Grantor free and clear of all Liens (subject to Permitted Liens). If any Grantor retains possession of any Chattel Paper or other instruments, at the Collateral Agent’s request upon an Event of Default, such Chattel Paper or instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of U.S. Bank National Association, as Collateral Agent, for the benefit of the Collateral Agent and certain other secured parties.”

Section 3.6                                    Proprietary Rights. To the best of such Grantor’s knowledge, no Proprietary Rights, slogan or other advertising device, product, process, method, substance, part or other material now employed by any Grantor infringes any valid and enforceable rights held by any other Person, which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending against any Grantor or threatened in a writing received by any Grantor.

Section 3.7                                    Investment Property.

(a)                                 Schedule 7 of each Grantor’s Perfection Certificate sets forth a correct and complete list of all of the Investment Property owned by such Grantor, other than, in the case of Investment Property that does not constitute Equity Interests of a Subsidiary, any Investment Property with a value of less than $75,000 on an individual basis. Each Grantor is the legal and beneficial owner of such Investment Property, as so identified, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interests therein (other than pursuant to Permitted Liens). Furthermore, (i) to such Grantor’s knowledge, all Investment Property constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Investment Property) duly authorized and validly issued by the Investment Property Issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are securities as defined in Article 8 of the UCC as a result of actions by the Investment Property Issuer thereof or otherwise, or, if such certificates are not securities as defined in Article 8 of the UCC, such Grantor has taken all necessary steps to perfect the security interest of the Collateral Agent for the benefit of the Secured Parties therein as a General Intangible, and (iii) to such Grantor’s knowledge, all Investment Property that represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the Investment Property Issuer of such Indebtedness is the legal, valid and binding obligation of such Investment Property Issuer and such Investment Property Issuer is not in default thereunder.

(b)                                 To the best of such Grantor’s knowledge, (i) none of the Investment Property that constitutes Collateral has been issued or transferred in violation in any material respect of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject and (ii) none of such Investment Property is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Investment Property hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(c)                                  To the extent any Grantor is an Investment Property Issuer: (i) the owners of the Investment Property Issuer’s Equity Interests that are Grantors and the ownership interest of each such owner in the Investment Property Issuer are as set forth on the applicable Perfection Certificate, and each such owner is the registered owner thereof on the books of the Investment Property Issuer, consents to the Lien of the Collateral Agent hereunder or under any other Security Document and waives any restriction or limitation in any agreement that would otherwise prohibit or limit such Lien; (ii) the Investment Property Issuer acknowledges the Collateral Agent’s Lien; (iii) to the extent required to perfect the Collateral Agent’s Liens, such security interest, collateral assignment, lien and pledge in favor of the Collateral Agent has been registered on the books of the Investment Property Issuer for such purpose as of the date hereof; and (iv) the Investment Property Issuer is not aware of any liens, restrictions or adverse claims that exist on any such Investment Property other than the continuing security interest, collateral assignment, lien and pledge in favor of the Collateral Agent granted pursuant to Section 2.1.

Section 3.8                                    Commercial Tort Claims. No Grantor holds any Commercial Tort Claims the recovery from which could reasonably be expected to exceed $500,000, for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Schedule 11 of each Perfection Certificate.

Section 3.9                                    Bank Accounts. Section 9 of each Perfection Certificate contains a complete and accurate list of all bank accounts, including deposit accounts, securities accounts and commodity accounts, other than any Excluded Assets, maintained by such Grantor with any bank or other financial institution, broker, securities intermediary, commodity intermediary or other Person.

Section 3.10                             Perfection Certificate. The Perfection Certificates delivered by the Grantors have been duly prepared, completed and executed and the information set forth therein is correct and complete, in all material respects.

Section 3.11                             Title to Real Estate. Each Grantor has good, marketable and indefeasible title in fee simple to the Real Estate identified on Schedule 12 to such Grantor’s Perfection Certificate as owned by such Grantor and good and valid leasehold interest to the Real Estate identified on such Schedule 12 as leased by such Grantor, in each case except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. No part of the Mortgaged Property (a) has been materially damaged, destroyed, condemned or abandoned or (b) is the subject of condemnation proceedings.

Section 3.12                             Leases of Property. Schedule 3.12 sets forth a correct and complete list of all leases and subleases of real or personal property by each Grantor as lessee or sublessee (other than any Excluded Assets, and other than any leases of personal property as to which it is lessee or sublessee for which the value of such personal property is less than $500,000), and all leases and subleases of real or personal property by each Grantor as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and to the effect of general principles of equity whether applied by a court of law or equity) and is in full force and effect, and, to the Grantors’ knowledge, no default by any party to any such lease or sublease exists. Each Grantor party to any lease of Real Estate between Grantors subordinates its right, title and interest under such lease to the Lien of the Collateral Agent and agrees that such lease shall, at the election of the Collateral Agent, so long as an Event of Default has occurred and is continuing, be terminated by notice from the Collateral Agent to such Grantors.

Section 3.13                             Trade Names. All trade names, business names or corporate names under which any Grantor sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, are listed on Section 3 to each Perfection Certificate.

Section 3.14                             No Financing Statements or Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral that has not lapsed or been terminated naming a Grantor as debtor has been filed or is of record in any jurisdiction except for (a) financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party, (b) financing statements in connection with Permitted Liens and (c) those that are no longer effective.

Section 3.15                             Location for Purposes of the UCC. Each Grantor’s location, determined in accordance with Section 9-307 of the UCC, is identified opposite such Grantor’s name on Schedule 3.15 or is expressly identified in the Perfection Certificate provided for such Grantor at the time such Grantor becomes a party hereto.

ARTICLE IV
COVENANTS

From the date hereof, and thereafter until this Agreement is terminated, each Grantor agrees as follows:

Section 4.1                                    General.

(a)                                 Each Grantor shall maintain at all times reasonably detailed, accurate (in all material respects) and updated books and records pertaining to the Collateral and promptly furnish to the Collateral Agent such information relating to the Collateral as the Collateral Agent shall from time to time reasonably request.

(b)                                 The Collateral Agent may, and the Grantors hereby authorize the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” or words of similar import and that contain any other information required pursuant to Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. The Collateral Agent shall inform the applicable Grantor of any such filing either prior to, or reasonably promptly after, such filing. Each Grantor acknowledges that it is not authorized to file any financing statement covering the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral without the prior written consent of the Collateral Agent and agrees that it will not do so without such consent, subject to (i) the Grantors’ rights under Section 9-509(d)(2) of Article 9 of the UCC and (ii) financing statements that may be filed, in accordance with the Indenture to perfect or release any Permitted Liens.

(c)                                  Each Grantor shall, at any time and from time to time, (i) notify, in form reasonably satisfactory to the Collateral Agent, any warehouseman, bailee or any of such Grantor’s agents or processors having possession of any Collateral consisting of Inventory or Equipment with a Fair Market Value in excess of $500,000 (calculated based on such Grantor’s estimate of the Fair Market Value of the Inventory or Equipment to be possessed by such warehouseman, bailee, agent or processor over the course of any calendar year on a weighted average basis) of the security interest of the Collateral Agent in such Collateral (with a copy of such notice sent to the Collateral Agent), (ii) use its commercially reasonable efforts to obtain an acknowledgment, in form reasonably satisfactory to the Collateral Agent or counsel to the Purchasers, from such warehouseman, bailee, agent or processor, to the extent not already having otherwise entered into a subordination agreement for the benefit of the Collateral Agent, stating that the warehouseman, bailee, agent or processor holds such Collateral for the Collateral Agent, and (iii) take such steps as are necessary or as the Collateral Agent may reasonably request (A) for the Collateral Agent to obtain “control” of any Investment Property, deposit accounts, securities accounts, commodity accounts, letter-of-credit rights or Electronic Chattel Paper constituting Collateral in excess of $50,000 (other than Investment Property constituting Equity Interests of a Subsidiary for which no minimum dollar amount shall apply), excluding any Excluded Assets, with any agreements establishing control, including any Account Control Agreement, to be in form reasonably satisfactory to the Collateral Agent, and (B) to otherwise ensure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral (to the extent required hereunder) and of the preservation of its rights therein. The $50,000 threshold described in clause (iii)(A) of the preceding sentence as it relates to any deposit account, securities account or commodity account shall be measured by reference to the closing balance of such account as of each Business Day.

(d)                                 Each Grantor agrees to use commercially reasonable efforts to furnish to the Collateral Agent written notice of (i) any change in (A) such Grantor’s name; (B) such Grantor’s state or other place of organization, form of organization or location, as determined by Section 9-307 of the UCC, in each case at least fifteen (15) days prior thereto; or (C) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation; or (ii) the acquisition by such Grantor of any material property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s security interest therein (to the extent perfection of the security interest in such property is required hereby or by the terms of the Indenture). Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings are promptly made under the UCC or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest (subject to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

(e)                                  No Grantor shall (i) maintain any Collateral with a Fair Market Value in excess of $500,000 (other than Inventory being toll processed, Inventory in transit, consignments of Inventory not in excess of $500,000, rolling stock, equipment in transit between locations set forth on such Grantor’s Perfection Certificate, equipment at other locations for purposes of maintenance or repair and Collateral in the Collateral Agent’s possession) at any location other than those locations listed on such Grantor’s Perfection Certificate, (ii) otherwise change or add to any of such locations or (iii) change the location of its jurisdiction of organization from the location identified on such Grantor’s Perfection Certificate, unless in each case it gives the Collateral Agent prompt written notice thereof (but in any event in the case of clause (iii) not later than 10 days prior thereto) and executes or authorizes the filing of any and all financing statements and other documents that are necessary or that the Collateral Agent reasonably requests in connection therewith. In the event any Grantor changes or adds any location of Collateral, such Grantor shall prepare and promptly deliver to the Collateral Agent a revised Perfection Certificate. Each Grantor agrees not to effect or permit any change referred to in this Section 4.1(c) unless all filings are promptly made under the UCC or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest (subject to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

Section 4.2                                    Perfection and Protection of Security Interest.

(a)                                 Each Grantor shall, at its expense, perform all steps necessary or otherwise reasonably requested by the Collateral Agent (at the direction of the Majority Holders) at any time to perfect, maintain, protect and enforce the Collateral Agent’s Liens, including: (i) filing financing statements or continuation statements in the respective Filing Office; (ii) to the extent constituting Collateral, delivering to the Collateral Agent the originals of all instruments, documents and Chattel Paper (in each case in excess of $250,000), and all other Collateral of which the Collateral Agent is required to have or of which it reasonably requests to have physical possession in order to perfect and protect the Collateral Agent’s security interest therein, duly pledged, endorsed or assigned to the Collateral Agent as provided herein; (iii) delivering to the Collateral Agent a duly executed amendment to this Agreement, in the form of Exhibit B (each, an “Amendment”), pursuant to which such Grantor will pledge any additional Collateral that constitutes Commercial Tort Claims; (iv) upon the occurrence and during the continuation of an Event of Default, delivering to the Collateral Agent (A) warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and (B) if requested by the Collateral Agent, certificates of title reflecting the Collateral Agent’s Liens covering any portion of the Collateral for which certificates of title have been issued; (v) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Collateral Agent; (vi) upon the occurrence and during the continuance of an Event of Default, delivering to the Collateral Agent all letters of credit constituting Collateral on which such Grantor is named beneficiary; and (vii) taking such other steps as are reasonably deemed necessary or desirable by the Collateral Agent (acting at the direction of the Majority Holders) to maintain, protect and enforce the Collateral Agent’s Liens. To the extent permitted by any Requirement of Law, the Collateral Agent may file, without any Grantor’s signature, one or more financing statements disclosing the Collateral Agent’s Liens. Each Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Agreement and agrees that all additional collateral set forth in such Amendments shall be considered to be part of the Collateral.

(b)                                 If at any time any Collateral with a Fair Market Value in excess of $500,000 is located at any operating facility of a Grantor that is not owned by such Grantor, such Grantor shall, upon request, use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against such Collateral.

(c)                                  From time to time, each Grantor shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging to the Collateral Agent, for the benefit of the Secured Parties, the Collateral with respect to such Grantor, but the failure to do so shall not affect or limit any security interest or any other rights of the Secured Parties in and to the Collateral with respect to such Grantor.

(d)                                 To the extent any Grantor is the owner of any Investment Property that is Collateral (each such Person that issues any such Investment Property being referred to herein as an “Investment Property Issuer”) (x) with a Fair Market Value in excess of $500,000 or (y) constituting Equity Interests, each Grantor that is the owner of any such Investment Property agrees that it shall use its commercially reasonable efforts to cause the Investment Property Issuer thereof to agree as follows with respect to such Investment Property:

(i)                                     all such Investment Property issued by such Investment Property Issuer, all warrants and all non-cash dividends and other non-cash distributions in respect thereof at any time registered in the name of, or otherwise deliverable to, any Grantor shall be delivered directly to the Collateral Agent for the account of such Grantor;

(ii)                                  during the existence of any Event of Default, upon notice by the Collateral Agent, all cash dividends, cash distributions and other cash or cash equivalents in respect of such Investment Property at any time payable or deliverable to any Grantor shall be delivered directly to the Collateral Agent, for the account of the Secured Parties, at the Collateral Agent’s address for notices set forth in Section 8.1; and

(iii)                               with respect to any of such Investment Property at any time constituting an uncertificated security as defined by the UCC, such Investment Property Issuer will comply with instructions originated by the Collateral Agent without further consent by the registered owner thereof.

Section 4.3                                    Accounts.

(a)                                 No Grantor shall re-date any invoice or sale or make sales on extended dating or extend or modify such Account outside the ordinary course of business.

(b)                                 (i) each Grantor shall notify the Collateral Agent promptly of all offsets, deductions, defenses or counterclaims in excess of $500,000 claimed by any Account Debtor with respect to such Account (not including rebates, returns, discounts and chargebacks made or given in the ordinary course of such Grantor’s business), and agrees to settle, contest or adjust such dispute or claim at no expense to the Secured Parties; (ii) no discount, credit or allowance shall be granted to any such Account Debtor, except for discounts, credits and allowances made or given in the ordinary course of such Grantor’s business (unless an Event of Default has occurred and is continuing and the Collateral Agent has notified the applicable Grantor that such exception is withdrawn); (iii) such Grantor shall promptly send the Collateral Agent a copy of each credit memorandum in excess of $500,000 (not including any credit memorandum that relates to rebates, returns, discounts and chargebacks made or given in the ordinary course of such Grantor’s business); and (iv) the Collateral Agent may, at all times when an Event of Default exists, settle or adjust disputes and claims directly with such Account Debtor of any Grantor for amounts and upon terms that the Collateral Agent shall consider advisable.

(c)                                  If an Account Debtor returns to a Grantor such Inventory involving an amount in excess of $500,000 (not including rebates, returns, discounts and chargebacks made or given in the ordinary course of such Grantor’s business), then: (i) unless an Event of Default exists and the Collateral Agent has given notice to the applicable Grantor not to do so, such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount; (ii) if an Event of Default exists, such Grantor shall (A) hold such returned Inventory in trust for the Collateral Agent, (B) segregate such returned Inventory from all of its other property, (C) dispose of such returned Inventory solely according to the Collateral Agent’s written instructions and (D) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent; and (iii) such Grantor shall promptly notify the Collateral Agent of such return of Inventory, indicating the reasons for the return and the location and condition of the returned Inventory. All returned Inventory of any Grantor shall be subject to the Collateral Agent’s Liens thereon.

(d)                                 If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and shall take such action as is necessary to vest in the Collateral Agent Control under Section 9-105 of Article 9 of the UCC of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this paragraph shall have such meaning as the Collateral Agent shall reasonably specify in writing after consultation with the Issuer) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of Control or control, as applicable, which may be established to the satisfaction of the Collateral Agent pursuant to the delivery to it by such Grantor of an Officers’ Certificate or an Opinion of Counsel, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of Article 9 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

Section 4.4                                    Maintenance of Property. Except as otherwise permitted hereunder or pursuant to the other Indenture Documents, each Grantor shall maintain all of its property necessary or useful in the conduct of its business, in reasonable operating condition and repair, ordinary wear and tear and obsolescence excepted.

Section 4.5                                    Investment Property.

(a)                                 The Collateral Agent, on behalf of the Secured Parties, shall hold certificated Investment Property that is Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold such Investment Property in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Collateral Agent copies of any material notices or other material communications received by it with respect to any Investment Property that is Collateral registered in the name of such Grantor. Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Investment Property that is Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)                                 Unless an Event of Default exists and the Collateral Agent has delivered a notice as contemplated by Section 4.5(c), (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights (including the right to give consents, waivers and notifications in respect of any securities) pertaining to its Investment Property that is Collateral or any part thereof; provided, however, that without the prior written consent of the Collateral Agent and the Trustee obtained in accordance with the Indenture, no vote shall be cast or consent, waiver or ratification given or action taken that would (A) be inconsistent with or violate any provision of the Indenture or any other Indenture Document or (B) amend, modify or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any such Investment Property in any manner that would materially impair such

Investment Property, the transferability thereof or the Collateral Agent’s Liens therein, and (ii) each Grantor shall be entitled to receive and retain any and all dividends, interest paid and other cash distributions in respect of any of such Investment Property (unless otherwise required by the Indenture).

(c)                                  During the existence of an Event of Default, after delivery of notice to the applicable Grantor, (i) the Collateral Agent may exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Investment Property that is Collateral and the proceeds thereof (in cash or otherwise) (collectively, the “Pledged Collateral”) held by the Collateral Agent hereunder, and any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Investment Property Issuer or upon the exercise by any such issuer or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing, (ii) all rights of any Grantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.5(b) and to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist or as the Collateral Agent shall otherwise specify, and all such rights shall, until such Event of Default shall no longer exist or as the Collateral Agent shall otherwise specify, thereupon become vested in the Collateral Agent, which shall thereupon have the sole right, but no duty, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions, (iii) all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of this Section 4.5(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement) and (iv) each Grantor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as are necessary or that the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 4.5(c) and to receive the dividends, interest and other distributions that it is entitled to receive and retain pursuant to this Section 4.5(c). The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to Section 7.4. After all Events of Default have been cured or waived and the applicable Grantor shall have delivered to the Collateral Agent certificates to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 4.5(b) and that remain in such account.

(d)                                 The Grantors will cause or permit the Collateral Agent from time to time to cause the appropriate Investment Property Issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Agreement. The Grantors will take any actions reasonably necessary to cause (a) the Investment Property Issuers of uncertificated securities that are Pledged Collateral and (b) any securities intermediary that is the holder of any Pledged Collateral to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Notwithstanding the foregoing provisions of this Section 4.5(d), each Grantor will only be required to use commercially reasonable efforts to cause or permit the Collateral Agent to take the actions described in this Section 4.5(d) with respect to any Investment Property Issuer (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral with respect to which Investment Property Issuers are not Subsidiaries of such Grantor or with respect to which a Grantor owns or Controls less than 50% of the Equity Interests of such Investment Property Issuer not represented by certificates.

Section 4.6                                    Proprietary Rights.

(a)                                 The Issuer shall notify the Collateral Agent promptly if it knows or reasonably expects that any application or registration for any Proprietary Right (now or hereafter existing) owned by the Issuer and material to the conduct of the business of the Issuer or any Subsidiary of the Issuer may become abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in any court) regarding the ownership by the Issuer or any of its Affiliates of any such Proprietary Right or its right to register the same or to keep and maintain the same.

(b)                                 The Issuer, either directly or through any agent, employee, licensee or designee, shall inform the Collateral Agent on an annual basis of each application for the registration of any material Proprietary Right owned or licensed by the Issuer or any of their Affiliates with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any jurisdiction filed during the preceding year.

(c)                                  Each Grantor shall take all actions necessary to maintain and pursue each material application, to obtain the relevant registration/patent and to maintain the registration/patent of each of the Proprietary Rights (now or hereafter existing) owned or licensed by such Grantor and material to the conduct of such Grantor’s business or the business of any Affiliate of such Grantor, except in cases where, in the ordinary course of business consistent with past practice, such Grantor reasonably decides to abandon, allow to lapse or expire any Proprietary Right, including the filing of applications for renewal, affidavits of use and affidavits of noncontestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(d)                                 Each Grantor shall, unless it shall reasonably determine that a Proprietary Right owned or licensed by such Grantor is not material to the conduct of its business, promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such Proprietary Right and seek recovery of any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are appropriate under the circumstances to protect such Proprietary Right.

(e)                                  Without limiting the generality of the obligations under Section 4.1 and Section 4.2, promptly following the acquisition or creation by any Grantor of any Collateral consisting of Proprietary Rights pending, registered, issued or granted in the United States of America, such Grantor will take all necessary steps to vest in the Collateral Agent a perfected security interest in such Proprietary Rights, including executing and delivering any and all security agreements or other instruments as are reasonably necessary to evidence the Collateral Agent’s security interest in such Proprietary Rights and the General Intangibles of such Grantor represented thereby and the recordation of such agreements, instruments or other filings in the applicable intellectual property office or other filing office as are necessary to perfect the Collateral Agent’s security interest in such Proprietary Rights and the General Intangibles of such Grantor represented thereby.

(f)                                   Each Grantor will take all necessary steps to vest in the Collateral Agent a perfected security interest in any Collateral consisting of Proprietary Rights pending, registered, issued or granted in any non-U.S. jurisdiction (in accordance with the advice of counsel in such jurisdiction, which, if customary in such jurisdiction, may be in the form of an opinion of counsel in such jurisdiction) to the extent permitted under the laws of such jurisdiction, including the recordation of such security interest in any applicable intellectual property office or registry in such jurisdiction (to the extent permitted under the laws of such jurisdiction) and the preparation, execution and delivery of all documents required in connection therewith.

Section 4.7                                    Inventory.

(a)                                 Each Grantor shall keep its Inventory (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business. Each Grantor will conduct a physical count of its Inventory (i) at least once per fiscal year, and (ii) during the existence of an Event of Default, at such other times as the Collateral Agent may request.

(b)                                 In connection with all Inventory financed by letters of credit, each Grantor will instruct all suppliers, carriers, forwarders, customs brokers, warehouses or other Persons receiving or holding documents or instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject them to the Collateral Agent’s order and, if they shall come into such Grantor’s possession, to deliver them to the Collateral Agent in their original form. The Grantors shall also designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents with respect to Inventory.

Section 4.8                                    Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim, the recovery from which could reasonably be expected to exceed $500,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing, therein providing a reasonable description and summary thereof, and, upon delivery thereof to the Collateral Agent, together with an Amendment as contemplated by Section 4.2(a)(iii), such

Grantor shall be deemed thereby to grant to the Collateral Agent a security interest in such Commercial Tort Claim.

Section 4.9                                    No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise or with the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

Section 4.10                             Insurance.

(a)                                 The Grantors shall maintain with financially sound and reputable insurers insurance that is reasonably consistent with prudent industry practice, including flood insurance with regard to any Real Estate that constitutes all or some portion of the Collateral and that is located in a flood zone.

(b)                                 For each of the insurance policies issued as required by this Section 4.10 with respect to Collateral, each Grantor shall cause the Collateral Agent, for the benefit of the Secured Parties, to be named as an additional insured with respect to insurance policies for general liability for bodily injury and a lender loss payee for insurance policies for property damage. Certificates of insurance of such policies shall be delivered to the Collateral Agent and shall be in form reasonably satisfactory to the Majority Holders.

(c)                                  The Issuer shall promptly provide written notice to the Collateral Agent of any loss, damage or destruction to the Collateral in excess of (A) $1,500,000 if covered by insurance or (B) $500,000 if not covered by insurance. During the existence of an Event of Default, the Collateral Agent is hereby authorized to directly collect all insurance proceeds in respect of Collateral and to apply such proceeds in accordance with Section 5.3.

(d)                                 Unless the Grantors provide the Collateral Agent with evidence of the insurance coverage on the Collateral required by this Section 4.10, the Collateral Agent may (but shall not be obligated to), upon sixty (60) days’ prior notice, purchase insurance at the applicable Grantor’s expense to protect the Collateral Agent’s Lien on such Collateral owned by the applicable Grantor. This insurance may, but need not, protect the interests of the Grantors. The coverage that the Collateral Agent purchases may (but shall not be required to) pay any claim that the Grantors make or any claim that is made against the Grantors in connection with said Collateral. The Grantors may later cancel any insurance purchased by the Collateral Agent but only after providing the Holders with evidence that the Grantors have obtained insurance as required by this Agreement. If the Collateral Agent purchases such insurance, the applicable Grantor will be responsible for the costs of that insurance, including interest and any other reasonable charges the Collateral Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance that the Grantors may be able to obtain on their own.

Section 4.11                             Condemnation. Each Grantor shall, promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its property with a

Fair Market Value in excess of $500,000, notify the Collateral Agent of the pendency of such proceeding.

Section 4.12                             Further Assurances.

(a)                                 The Grantors shall, at their own cost and expense, execute and deliver, or cause to be executed and delivered, to the Collateral Agent and/or the Trustee such documents and agreements, and shall take or cause to be taken such actions, as are necessary or that the Collateral Agent and/or the Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Indenture Documents. In addition, from time to time, the Grantors will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties (other than Excluded Assets) as the Collateral Agent or the Trustee may designate. Upon the acquisition by any Grantor of any After-Acquired Property, including the formation of any new direct or indirect Subsidiary of the Issuer permitted in accordance with the Indenture, and to the extent such After-Acquired Property is not automatically included in the Collateral pursuant to the then-existing Security Documents or by operation of law (but subject to the limitations, if applicable, set forth herein, in the Indenture), such Grantor shall execute and deliver such mortgages, deeds of trust, security instruments, pledge agreements, Account Control Agreements, financing statements (or amendments to existing Security Documents and financing statements) and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected Lien in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and shall promptly deliver such Officers’ Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. If any property or asset of any Grantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to such defined term, all or the applicable portion of such property or asset shall be deemed to be After-Acquired Property and shall be added to the Collateral in accordance with the Indenture, and this Agreement. Such Liens will be created under security agreements, mortgages, deeds of trust and other instruments and documents in form reasonably satisfactory to the Collateral Agent, and the Grantors shall deliver or cause to be delivered to the Collateral Agent and the Trustee all such instruments and documents (including legal opinions, Officers’ Certificates, title insurance policies and lien searches) as are necessary or that the Collateral Agent shall reasonably request to evidence compliance with this Section 4.12(a). The Grantors shall furnish to the Collateral Agent (i) each year at the time of delivery of the annual report required to be delivered by the Issuer pursuant to Section 4.02(a) of the Indenture and (ii) whenever any change has occurred that would require any action to be taken to perfect the Liens on the Collateral, a revised Perfection Certificate or an Officers’ Certificate confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to Section 4.1(e) or this Section 4.12(a).

(b)                                 With respect to any After-Acquired Property that consists of Real Estate, whether owned or leased, concurrently with the execution and delivery of a mortgage or deed of trust as required above, any Grantor acquiring such After-Acquired Property shall deliver to the

Collateral Agent: (i) a policy of title insurance insuring the lien of the mortgage on such Real Estate, in an amount equal to the appraised value of such Real Estate, as provided in the appraisal referred to in clause (iii) below, issued by a nationally recognized title insurance company insuring the lien of such mortgage as a valid first lien on the property described therein, free of all other liens other than Permitted Liens of the type described in clauses (3) (to the extent relating to real estate property taxes), (5), (7)(B) and (7)(C) of the definition thereof, containing no general survey exception or mechanics lien exception and issued together with such endorsements and affirmative coverage as the Collateral Agent may reasonably request; (ii) a current ALTA/ACSM survey certified, and reasonably acceptable, to the Collateral Agent and that is sufficient for the title insurance company to remove the survey exception for each title insurance policy and to issue such survey-dependent endorsements as are requested by the Collateral Agent; (iii) an appraisal of the Real Estate, in form and substance reasonably satisfactory to the Collateral Agent, which appraisal shall establish an appraised value of (A) in the case of fee-owned Real Estate, the Real Estate (including land, building and improvements constructed or installed thereon, or to be constructed or installed thereon, and owned by such Grantor) as if, on the date of the appraisal, such Real Estate was fully operational for the purposes intended by such Grantor, but in no event less than the sum of the acquisition price of such Real Estate (or the full value of consideration paid or given for such Real Estate for such acquisition at the time acquired) and the estimated cost of the improvements reasonably anticipated to be constructed or installed thereon and owned or to be owned by such Grantor, and (B) in the case of leased Real Estate, the Real Estate (including any improvements constructed or installed thereon, or to be constructed or installed thereon, whether said improvements are leased or owned by the Grantor that acquired the Real Estate) but not less than the sum of (x) the net present value of all rental payments due under the lease for such Real Estate and (y) the value of any improvements constructed or installed thereon, or to be constructed or installed thereon, and leased or owned by such Grantor, in each case from an appraiser reasonably acceptable to the Collateral Agent; (iv) a Phase I environmental assessment prepared by an environmental consultant reasonably acceptable to the Collateral Agent, in form, scope and substance reasonably satisfactory to the Collateral Agent, together with a letter from the environmental consultant permitting the Collateral Agent and the Holders of the Securities to rely on the environmental assessment as if addressed to and prepared for each of them; (v) an executed legal opinion of local counsel to a Grantor with respect to each mortgaged property, in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent and in accordance with customary opinion practice (and each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Collateral Agent may reasonably require in accordance with customary opinion practice); and (vi) for any Real Estate located in the United States of America (including the Commonwealth of Puerto Rico), a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, with respect to such Real Estate that is located in a flood zone, flood acknowledgements executed by a Grantor, as the case may be, and evidence of the payment of the applicable flood insurance premium. For purposes of this Section 4.12(b), in any matter that is required to be satisfactory, reasonably satisfactory or reasonably acceptable (or the like) to the Collateral Agent, the Collateral Agent may take instructions from the Majority Holders or may consult with and rely on Pillsbury Winthrop Shaw Pittman LLP, as special counsel to the Holders. Pillsbury Winthrop Shaw Pittman LLP shall not be obligated to consult with or otherwise advise the Collateral Agent on such matters.

Section 4.13                             Certain Post-Closing Obligations. The Grantors shall deliver the documents or take the actions specified on Schedule 4.13 as promptly as practicable following the Effective Date, but in any event no later than the times prescribed therein.

ARTICLE V
REMEDIES

Section 5.1                                    Remedies.

(a)                                 If an Event of Default has occurred and is continuing:

(i)                                     the Collateral Agent may exercise those rights and remedies provided in this Agreement, the Indenture or any other Indenture Document; provided that this Section 5.1(a) shall not be understood to limit any rights available to the Collateral Agent, the Trustee, the Holders of the Securities or any other Secured Party prior to an Event of Default;

(ii)                                  the Collateral Agent shall have, for the benefit of the Secured Parties, in addition to all other rights of the Collateral Agent and the Trustee, the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law when a debtor is in default under a security agreement;

(iii)                               the Collateral Agent may, at any time, take possession of the Collateral and keep it on any Grantor’s premises, at no cost to the Collateral Agent, the Trustee or any other Secured Party, or remove any part of it to such other place or places as the Collateral Agent may desire, or any Grantor shall, upon the Collateral Agent’s demand, at such Grantor’s cost, assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent;

(iv)                              the Collateral Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, and may, if the Collateral Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; provided, that in connection with any such sale of Collateral, the Collateral Agent shall use its reasonable commercial efforts to maintain the confidentiality of any proprietary information of the Grantors (consistent with the confidentiality obligations of the Holders of the Securities as required by the Indenture Documents);

(v)                                 the Collateral Agent may give notice of sole control or any other instruction under any Account Control Agreement and take any action provided therein with respect to the applicable Collateral; and

(vi)                              the Collateral Agent may, concurrently with or following written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Investment Property, exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Investment Property as though the Collateral Agent was the outright owner thereof.

(b)                                 Without in any way requiring notice to be given in the following manner, each Grantor agrees that any notice by the Collateral Agent of a sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Grantors if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Grantors’ address specified in or pursuant to Section 8.1.

(c)                                  If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Collateral Agent receives payment, and if the buyer defaults in payment, the Collateral Agent may resell the Collateral without further notice to any Grantor.

(d)                                 In the event the Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Grantor irrevocably waives: (i) the posting of any bond, surety or security with respect thereto that might otherwise be required; (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (iii) any requirement that the Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment.

(e)                                  If an Event of Default occurs and is continuing, each Grantor hereby waives all rights to notice and hearing prior to the exercise by the Collateral Agent of the Collateral Agent’s rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral.

(f)                                   Each Grantor acknowledges and agrees that the Collateral Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

(g)                                  Each Grantor acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements may be required in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(h)                                 The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales to purchase, for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(i)                                     Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Collateral Agent shall have the right, but no duty or obligation, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, but shall have no obligation to, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(j)                                    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral consisting of securities to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by a Requirement of Law, the Collateral Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of any relevant securities to register such securities under the laws of any jurisdiction outside the United States or under any applicable federal or state securities laws, even if such issuer would agree to do so. Each Grantor further agrees to do or cause to be done, at its own cost and expense, to the extent that such Grantor may do so under Requirements of Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at the Grantors’ expense.

(k)                                 Any remedy or enforcement action to be taken hereunder by the Collateral Agent with respect to the Collateral shall be at the written direction of the Trustee (acting pursuant to the direction of the Majority Holders pursuant to the Indenture).

Section 5.2                                    Contingent Grant of Intellectual Property License. Effective only upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, subject to the terms of each Intercreditor Agreement, each Grantor hereby grants to the Collateral Agent a non-exclusive license or other right to use, without charge, each Grantor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, to the extent constituting Collateral in completing production of, advertising or selling any Collateral, and, subject to the rights of any licensor or franchisor under such agreements and to the extent not in violation of such agreements, each Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit for such purpose.

Section 5.3                                    Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under the Indenture or any other Indenture Document) and the Trustee in connection with such collection, sale, foreclosure or realization or reasonable costs, expenses, claims or liabilities of the Collateral Agent or the Trustee otherwise relating to or arising in connection with this Agreement, the Indenture or any other Indenture Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under the Indenture or any other Indenture Document on behalf of any Grantor, any other reasonable costs or expenses incurred by the Collateral Agent or the Trustee in connection with the exercise of any remedy hereunder or under the Indenture or any other Indenture Document, and any indemnification of the Collateral Agent and the Trustee required by the terms hereunder, under the Indenture or under any other Indenture Document; and

SECOND, to the Trustee for distribution in accordance with the priorities set forth in Section 6.10 of the Indenture.

Except as otherwise provided herein, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VI
CONCERNING THE COLLATERAL AGENT

Section 6.1                                    Reliance by Collateral Agent; Indemnity Against Liabilities.

(a)                                 Whenever in the performance of its duties under this Agreement or any other Indenture Document, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Grantors or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an Officer of such Person, including an Officers’ Certificate or an Opinion of Counsel, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. The Collateral Agent may at any time solicit written confirmatory instructions, including a direction of the Trustee or any Grantor or an order of a court of competent jurisdiction as to any action that it may be requested or required to take or that it may propose to take in the performance of any of its obligations under this Agreement or any other Indenture Document and shall be fully justified in failing or refusing to act hereunder or under any other Indenture Document until it shall have received such requisite instruction.

(b)                                 The Collateral Agent shall be fully protected in relying upon any note, writing, affidavit, electronic communication, fax, resolution, statement, certificate, instrument, opinion, report, notice (including any notice of an Event of Default or of the cure or waiver thereof), request, consent, order or other paper or document or oral conversation (including telephone conversations) that it in good faith believes to be genuine and correct and to have been signed, presented or made by the proper party. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notice, certificate or opinion furnished to the Collateral Agent in connection with this Agreement or any other Indenture Document and upon advice and statements of legal counsel (including counsel to any Grantor, independent accountants and other agents consulted by the Collateral Agent).

Section 6.2                                    Exercise of Remedies. The remedies of the Collateral Agent hereunder and under the other Security Documents shall include the disposition of the Collateral by foreclosure or other sale and the exercising of all remedies of a secured lender under the UCC, bankruptcy laws or similar laws of any applicable jurisdiction.

Section 6.3                                    Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision hereof or of any other Security Document or otherwise, shall, to the extent reasonably practicable following receipt by the Collateral Agent from the Issuer of specific written instructions in form and substance reasonably satisfactory to the Collateral Agent delivered to the Collateral Agent at least three (3) Business Days prior to the proposed investment, be invested by the Collateral Agent within a reasonable time in the Cash Equivalents identified in such written instructions. Any interest earned on such funds shall be disbursed (a) during an Event of Default, in accordance with Section 5.3, and (b) at all other times, as the Issuer shall direct. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Secured Parties. In the absence of gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, the Collateral Agent shall not be responsible for any investment losses in respect of any funds invested in accordance with this Section 6.3. The Collateral Agent shall have no duty or obligation regarding the reinvestment of any such funds in the absence of updated written instructions from the Issuer in form and substance reasonably satisfactory to the Collateral Agent.

Section 6.4                                    Bankruptcy Proceedings. The following provisions shall apply during any Bankruptcy Proceeding of any Grantor:

(a)                                 The Collateral Agent shall represent all Secured Parties in connection with all matters directly relating to the Collateral, including any use, sale or lease of Collateral, use of cash collateral, request for relief from the automatic stay and request for adequate protection.

(b)                                 Each Secured Party shall be free to act independently on any issue not affecting the Collateral. Each Secured Party shall give prior notice to the Collateral Agent of any such action that could materially affect the rights or interests of the Collateral Agent or the other

Secured Parties to the extent that such notice is reasonably practicable. If such prior notice is not given, such Secured Party shall give prompt notice following any action taken hereunder.

(c)                                  Any proceeds of the Collateral received by any Secured Party as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.3.

ARTICLE VII
COLLATERAL AGENT AND TRUSTEE RIGHTS, DUTIES AND LIABILITIES; ATTORNEY IN FACT; PROXY

Section 7.1                                    The Collateral Agent’s and the Trustee’s Rights, Duties and Liabilities.

(a)                                 The Grantors assume all responsibility and liability arising from or relating to the use, maintenance, storage, sale, collection, foreclosure, realization on, conveyance or other disposition of or involving the Collateral. The Obligations shall not be affected by any failure of any Grantor, the Collateral Agent or the Trustee to take any steps to perfect the Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be required to), and at the direction of the Trustee (acting in accordance with the instructions of the Majority Holders pursuant to the Indenture) shall, without notice to or consent from any Grantor sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Indenture, any other Indenture Document or any other agreement now or hereafter existing between any Secured Party and any Grantor.

(b)                                 It is expressly agreed by the Grantors that, anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor the Trustee shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or the Trustee of any payment relating to any contract or license pursuant hereto that is applied as required herein. Neither the Collateral Agent nor the Trustee shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 7.2                                    Right to Cure. The Collateral Agent may (but shall not be required to) in its reasonable discretion, pay any reasonable amount or do any reasonable act required of any Grantor hereunder or under any other Indenture Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Collateral Agent’s Liens therein, and which any Grantor fails to timely pay or do, including payment of any judgment against any Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim and any other Lien upon or with respect to the Collateral. All payments that the Collateral Agent makes under this Section 7.2 and all reasonable out-of-pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be promptly reimbursed by such Grantor. Any payment made or other action taken by the Collateral Agent under this Section 7.2 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 7.3                                    Confidentiality.

(a)                                 The Collateral Agent, accompanied by the Trustee if the Trustee so elects, may upon reasonable advance notice and at reasonable times during regular business hours, and at any time when an Event of Default exists, have access to, examine, audit, make extracts from or copies of, and inspect any or all of the Grantors’ records, files and books of account and the Collateral, and discuss the Grantors’ affairs with the Grantors’ officers and senior management. The Grantors will deliver to the Collateral Agent any instrument necessary for the Collateral Agent to obtain records from any service bureau maintaining records for the Grantors. The Collateral Agent may, and at the direction of the Trustee shall, at any time when an Event of Default exists, and at the Grantors’ expense, make copies of all of the Grantors’ books and records, or require the Grantors to deliver such copies to the Collateral Agent. Upon reasonable request to senior management of the Issuer, the Collateral Agent may, without expense to the Collateral Agent, use such of the Grantors’ respective personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the Collateral Agent’s Liens. The Collateral Agent shall have the right (but not the obligation), in the Collateral Agent’s name or in the name of a nominee of the Collateral Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory or other Collateral, by mail, telephone or otherwise; provided, however, in the absence of an Event of Default, the Collateral Agent agrees that it will not attempt to verify more than five (5) Accounts each month and only in the name of a nominee.

(b)                                 The Collateral Agent, in its individual capacity and as Collateral Agent, and the Trustee, in its individual capacity and as Trustee, agree and acknowledge that all information provided to the Collateral Agent or the Trustee by any Grantor may be considered to be proprietary and confidential information (“Confidential Information”). Each of the Trustee and the Collateral Agent agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Collateral Agent and the Trustee, as applicable, employs to protect its own confidential information. Each of the Collateral Agent and the Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Collateral Agent’s and the Trustee’s rights and the performance of its respective obligations under this Agreement, any such information without the prior written consent of such Grantor, as applicable. Each of the Collateral Agent and the Trustee shall limit access to such information received hereunder to (i) its directors, officers, managers and employees and (ii) its legal advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.3(b).

(c)                                  Each of the Collateral Agent and the Trustee agrees that, unless otherwise provided hereunder or under the Indenture, no Grantor has any responsibility whatsoever for any reliance on Confidential Information by the Collateral Agent or the Trustee or by any Person to whom such information is disclosed in connection with this Agreement, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, each of the Collateral Agent and the Trustee agrees that no Grantor makes any representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. Each of the Collateral Agent and the Trustee further agrees that it shall not acquire any rights against any Grantor or any employee, officer, director, manager, representative or agent of any Grantor (collectively, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee or the Collateral Agent and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

(d)                                 In the event the Collateral Agent or the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose Confidential Information only to the extent necessary for such compliance; provided, however, that it shall give the relevant Grantor reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford such Grantor full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with such Grantor, as applicable, in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

Section 7.4                                    Power of Attorney. Each Grantor, as to itself, hereby appoints the Collateral Agent and the Collateral Agent’s designee as such Grantor’s attorney, with power upon the occurrence and during the continuance of an Event of Default: (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders or other forms of payment or security that come into the Collateral Agent’s or any other Secured Parties’ possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in such Grantor’s name, the Collateral Agent’s name or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; and (f) to do all things the Collateral Agent reasonably determines are necessary to carry out the security interest provisions of the Indenture and the provisions of this Agreement. Each Grantor ratifies and approves all acts of such attorney. Notwithstanding anything in this Agreement or any other Indenture Document to the contrary, none of the Trustee, the Collateral Agent or their attorneys, employees or Affiliates will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

Section 7.5                                    Proxy. CONSISTENT WITH SECTION 4.5(b), EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.4) WITH RESPECT TO THE INVESTMENT PROPERTY THAT IS COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH INVESTMENT PROPERTY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH INVESTMENT PROPERTY, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH INVESTMENT PROPERTY WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUBJECT TO SECTION 4.5(b), SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 7.6                                    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.13. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER INDENTURE DOCUMENT, NONE OF THE COLLATERAL AGENT, ANY OTHER SECURED PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

Section 7.7                                    Additional Matters Relating to the Collateral Agent.

(a)                                 U.S. Bank National Association shall initially act as Collateral Agent for the Secured Parties and shall be authorized to appoint co-collateral agents as necessary in its sole discretion. U.S. Bank National Association, as Collateral Agent, is authorized and directed to (i) enter into the Indenture Documents, (ii) bind the Secured Parties on the terms as set forth in the

Indenture Documents and (iii) perform and observe its obligations under the Indenture Documents.

(b)                                 The rights, duties, liabilities and immunities of the Collateral Agent and its appointment, resignation and replacement hereunder and under the Indenture and the other Indenture Documents shall be governed by this Agreement, Article 11 of the Indenture and the relevant provisions contained in the other Indenture Documents. Without limiting the foregoing, the rights, privileges, protections and benefits given to the Collateral Agent under the Indenture are extended to, and shall be enforceable by, the Collateral Agent in connection with the execution, delivery and administration of this Agreement and the other Indenture Documents and any action taken or omitted to be taken by the Collateral Agent in connection with its appointment and performance under this Agreement and the other Indenture Documents to which it is a party.

(c)                                  The Collateral Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement, the Indenture and the other Indenture Documents, and no implied agreements, covenants or obligations with respect to any Grantor or any Affiliate of any Grantor, any Secured Party or any other party shall be read into this Agreement against the Collateral Agent. The Collateral Agent in its capacity as such is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to any Grantor or any Related Person of any Grantor.

(d)                                 None of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact or Related Persons shall be responsible or liable in any manner (i) to any Grantor or any of their respective Related Persons for any action taken or omitted to be taken by it under or in connection with this Agreement in compliance herewith, (ii) to any Secured Party or any other Person for any recitals, statements, representations, warranties, covenants or agreements contained in this Agreement or in any other Indenture Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Indenture Document, (iii) to any Secured Party or any other Person for the validity, effectiveness, adequacy, genuineness or enforceability of this Agreement or any other Indenture Document, or any Lien purported to be created hereunder or under any other Indenture Document, (iv) to any Secured Party or any other Person for the validity or sufficiency of the Collateral or the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (v) to any Secured Party or other Person for any failure of any Grantor to perform its obligations hereunder or to perform any of the Obligations.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, (i) in no event shall the Trustee or the Collateral Agent be responsible for or have any obligation, duty or liability with respect to the creation, perfection, priority, maintenance, protection or enforcement of any lien on, security interest in or pledge or other encumbrance involving or relating to the Collateral or any other assets, properties or rights of the Grantors (ii) neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens in the Collateral and (iii) neither the Trustee nor the Collateral Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties or records of any Grantor, or to confirm the existence of insurance coverage, or compliance of the terms for such coverage with the requirements of Agreement. The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty or obligation. The Collateral Agent may rely conclusively on any Opinions of Counsel rendered to the Collateral Agent under the Indenture in determining any necessary or desirable actions under this Agreement. Notwithstanding anything to the contrary herein, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Agent nor the Trustee shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(f)                                   Notwithstanding anything to the contrary contained herein, none of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact or Related Persons shall be exonerated from any liability arising from its or their own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

(g)                                  The Grantors agree that they shall, jointly and severally, upon demand pay to the Collateral Agent and any other Secured Party the amount of any and all reasonable out-of-pocket fees, costs and expenses (including the reasonable fees and expenses of their respective counsel, any special consultants reasonably engaged (and, unless an Event of Default exists, engaged only with the consent of the Issuer), and any local counsel who might reasonably be retained by the Collateral Agent or any other Secured Party, as the case may be, in connection with the transactions contemplated hereby) that the Collateral Agent or any other Secured Party, as the case may be, may incur in connection with (i) any Event of Default, including the sale, lease, license or other disposition of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of their respective rights hereunder, (ii) the exercise of their respective rights under this Agreement or under any other Indenture Document, including the custody, preservation, use or operation of, or the sale of, any of the Collateral, (iii) performance by the Collateral Agent of any obligations of any Grantor that any Grantor has failed or refused to perform with respect to the Collateral, (iv) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, or (v) the execution and delivery and administration of this Agreement and the other Indenture Documents and any agreement supplemental hereto or thereto, and any instruments of amendment, waiver, further assurance, release or termination, including with respect to the termination and/or release of any or all of the Liens in the Collateral provided for in this Agreement and the other Security Documents. Any amounts payable by any Grantor pursuant to this Section 7.7 shall be payable on demand.

(h)                                 The Grantors, jointly and severally, shall pay on demand all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal, state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Indenture, the other Indenture Documents and any agreement supplemental hereto or thereto and any instruments of further assurance or termination.

(i)                                     Except for action expressly provided for herein and in the other Indenture Documents, the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Indenture Document at the request, order or direction of any Secured Party pursuant to the provisions of the Indenture or any other Indenture Document, unless such Secured Party shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(j)                                    In no event shall the Collateral Agent or any other Secured Party be liable or responsible for any funds or investments of funds held by any Grantor or any Affiliates thereof.

Section 7.8                                    Appointment of Co-Collateral Agent. In the event that the Collateral Agent appoints a Co-Collateral Agent or Co-Collateral Agents in accordance with Section 7.7(a), such Co-Collateral Agent(s) shall enter into an appointment agreement in a form satisfactory to the Collateral Agent and such Co-Collateral Agent, and, upon acceptance of the appointment, such Co-Collateral Agent shall be entitled to all of the rights, privileges, limitations on liability and immunities afforded to and subject to all the duties of the Collateral Agent hereunder and shall be deemed to be a party to this Agreement for all purposes provided in this Section 7.8, in each case, subject to the specific rights and duties vested in the Co-Collateral Agent pursuant to such appointment agreement and related Security Documents. It is accepted and acknowledged by the parties hereto that any Co-Collateral Agent appointed in accordance with Section 7.7(a) and this Section 7.8 shall be entitled to the payment of its fees and expenses as agreed to by the Issuer and, without limitation of any of the other provisions of this Agreement, shall be deemed to be an indemnified party under Section 8.17 with respect to any liability arising under this Agreement or the other Indenture Documents without need for further act by the Grantors.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1                                    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)                                 if to the Collateral Agent, to it at:

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor

Boston, Massachusetts 02110
Attention: Alison Nadeau (VIVUS, Inc.)
Facsimile: 617-603-6683

(b)                                 if to the Trustee, to it at:

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Alison Nadeau (VIVUS, Inc.)
Facsimile: 617-603-6683

(c)                                  if to any Grantor, to it at:

Vivus, Inc.
900 East Hamilton Avenue, Suite 550
Campbell, California 95008
Attention: Chief Financial Officer and General Counsel
Email: cfo@vivus.com

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuer shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1. Notwithstanding the foregoing, notices to the Collateral Agent shall only be effective upon actual receipt.

Section 8.2                                    Waiver of Notices. Unless otherwise expressly provided herein, each Grantor hereby waives presentment, demand, protest or notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

Section 8.3                                    Limitation on Collateral Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party or any income thereon (other than to account for proceeds therefrom) or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, and to the extent permitted by applicable law, each Grantor acknowledges and agrees that it would be commercially reasonable for the

Collateral Agent (a) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.3 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.3. Without limitation upon the foregoing, nothing contained in this Section 8.3 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.3.

Section 8.4                                    Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts, that certain of the Accounts may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to an Account. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time if an Event of Default has occurred and is continuing compromise with the obligor on any Account, accept in full payment of any Account such amount as the Collateral Agent in its sole discretion shall determine or abandon any Account, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

Section 8.5                                    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.2(a), 4.5,

4.6, 4.7, 4.8, 4.10, 4.12, 5.1(j), 7.3(a), 7.6, 8.11, 8.17 and 8.18 will cause irreparable injury to the Collateral Agent and the other Secured Parties and that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches, and each Grantor therefore agrees, without limiting the right of the Collateral Agent or the other Secured Parties to seek and obtain specific performance of other obligations of any Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Grantor.

Section 8.6                                    Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Collateral Agent’s and the Trustee’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Collateral Agent and the Trustee may have under the UCC, other applicable law or the Indenture Documents. The Collateral Agent and the Trustee shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Collateral Agent and the Trustee may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or the Trustee, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.7                                    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 8.8                                    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time when there is or has been more than one Grantor payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.9                                    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and permitted assigns of the parties hereto; provided, however, no Grantor shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Collateral Agent and the Trustee (other than pursuant to a transaction permitted under the Indenture), and any attempted assignment without such consent shall be null and void. The rights and benefits of the Collateral Agent and the Trustee hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof or of the Indenture.

Section 8.10                             Survival of Representations. All covenants, agreements, representations and warranties made by the Grantors in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Indenture Documents and the purchase of the Securities by the Purchasers, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent, the Trustee or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty and shall continue in full force and effect as long as any Obligation (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) remains unpaid. Notwithstanding anything to the contrary set forth herein, the provisions of Section 8.17 and Section 8.18 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Securities or the termination of this Agreement or any other Indenture Document.

Section 8.11                             Guaranties; Third Party Joinder. Promptly upon creation or acquisition of any Subsidiary of a Grantor, such Grantor shall, to the extent required pursuant to the terms of the Indenture, cause such Subsidiary to become a Grantor by executing and delivering to the Collateral Agent such an instrument in the form of Exhibit C hereto and other instruments, certificates and agreements as the Collateral Agent may reasonably request. Upon execution and delivery of such instruments, certificates and agreements, such newly created or acquired Subsidiary shall automatically become a Grantor and thereupon shall have all of the rights, benefits, duties and obligations of a Grantor under the Indenture Documents.

Section 8.12                             Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

Section 8.13                             Termination and Release. This Agreement and the security interests granted hereby shall terminate in accordance with the Indenture.

Section 8.14                             Entire Agreement. This Agreement taken together with the other Indenture Documents embody the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between any Grantor and the Collateral Agent relating to the Collateral.

Section 8.15                             Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

(b)                                 EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.16                             Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

Section 8.17                             Indemnity. EACH GRANTOR AGREES, JOINTLY AND SEVERALLY, TO DEFEND, INDEMNIFY AND HOLD THE COLLATERAL AGENT, THE TRUSTEE AND EACH OF THEIR RELATED PERSONS (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING THE TERMINATION, RESIGNATION OR REPLACEMENT OF THE COLLATERAL AGENT OR THE TRUSTEE) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING

(INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT WITH RESPECT TO THE COLLATERAL, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO, INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND REIMBURSEMENTS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT THE GRANTORS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES RESULT PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR ITS RESPECTIVE AFFILIATES, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE AGREEMENTS IN THIS SECTION 8.17 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.

Section 8.18                             Limitation of Liability. NO CLAIM MAY BE MADE BY ANY GRANTOR OR OTHER PERSON AGAINST THE COLLATERAL AGENT, THE TRUSTEE OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OR THEIR RESPECTIVE RELATED PERSONS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH GRANTOR HEREBY IRREVOCABLY WAIVES, RELEASES AND AGREES NOT TO SUE UPON OR BRING IN ANY JUDICIAL, ARBITRAL OR ADMINISTRATIVE FORUM ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. THE AGREEMENTS IN THIS SECTION 8.18 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.

Section 8.19                             Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)                                 U.S. Dollars are the sole currency of account and payment for all sums payable by the Grantors under or in connection with this Agreement, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by the Trustee, the Collateral Agent or any other Secured Party (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of any Grantor or otherwise) in respect of any sum expressed to be due to it from a Grantor shall only constitute a discharge to the Grantor to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Obligations, the Grantors shall indemnify it against any loss sustained by it as a result as set forth in Section 8.19(b). In any event, the Grantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 8.19, it will be sufficient for the holder of any Obligations to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b)                                 The Grantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of this Agreement:

(i)                                     if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine);

(ii)                                  if there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Grantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due; and

(iii)                               in the event of the winding-up of any Grantor at any time while any amount or damages owing under this Agreement, or any judgment or order rendered in respect thereof, shall remain outstanding, the Grantors shall indemnify and hold the Trustee, the Collateral Agent and the other Secured Parties harmless against any deficiency arising or resulting from any variation in rates of exchange between (A) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under this Agreement (other than under this subsection (b)(iii)) is calculated for the purposes of such winding-up and (B) the final date for the filing of proofs of claim in such winding-up (which shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of such Grantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereof).

(c)                                  The obligations contained in this Section 8.19 shall constitute separate and independent obligations from the other obligations of the Grantors under this Agreement, shall give rise to separate and independent causes of action against the Grantors, shall apply irrespective of any waiver or extension granted by the Trustee or the Collateral Agent or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of any Grantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(iii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Trustee, the Collateral Agent or any other Secured Party, as the case may be, and no proof or evidence of any actual loss shall be required by any Grantor or the liquidator or otherwise or any of them. In the case of subsection (b)(iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)                                 For purposes of this Section 8.19, the term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency and includes any premiums and costs of exchange payable.

Section 8.20                             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 8.21                             Amendments. Other than as permitted pursuant to the Indenture, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Trustee and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent that may be required in accordance with Section 9.02 of the Indenture.

Section 8.22                             Conflicts with Other Agreements.

(a)                                 In the event of any conflict or inconsistency between the provisions of this Agreement and any Foreign Security Document with respect to the Collateral intended to be pledged or assigned for security purposes under such Foreign Security Document, the provisions of such Foreign Security Document shall control and take priority.

(b)                                 In the case of a conflict between this Agreement and the Mortgages with respect to Collateral that is Real Estate, the Mortgages shall govern. In all other conflicts between this Agreement and the Mortgages, this Agreement shall govern.

Section 8.23                             Incorporation by Reference. It is expressly understood and agreed that U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent and as Trustee as appointed pursuant to the Indenture and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

Section 8.24                             English Language. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Indenture Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

{Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

VIVUS, INC.

By:	/s/ John P. Amos
Name: John P. Amos
Title: Chief Executive Officer

{Signature Page to the Collateral Agreement}

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

{Signature Page to the Collateral Agreement}

Schedule 1.2

UCC Filing Offices

1.              Secretary of State of the State of Delaware

Schedule 1.2-1

Schedule 3.1

Mortgage Filing Offices

None.

Schedule 3.1-1

Schedule 3.12

Leased Property

Address	Owned or Leased	Name of Owner, if Leased
900 E. Hamilton Ave, Suite 550, Campbell, CA 95008	Leased	SteelWave

Schedule 3.12-1

Schedule 3.15

Location of Grantor

Location determined in accordance with Section 9-307 of the UCC

Grantor	Location
VIVUS, Inc.	Delaware

Schedule 3.15-1

Schedule 4.13

Certain Post-Closing Obligations

1.              The Issuer shall, no later than thirty (30) calendar days following the Effective Date, enter into an Account Control Agreement with respect to each of the accounts disclosed in Section 9 of the Issuer’s Perfection Certificate delivered on or prior to the Effective Date.

2.              To the extent obtainable using commercially reasonable efforts, no later than sixty (60) calendar days following the Effective Date, the Issuer shall execute and deliver bailee agreements to be entered into among the Issuer, the Collateral Agent and each of the following warehouseman, bailees, agents or processors referred to in the Issuer’s Perfection Certificate delivered on or prior to the Effective Date: (a) Catalent; (b) Cardinal; (c) Sanofi; and (d) Nordmark.

3.              The Issuer shall, no later than ninety (90) calendar days following the Effective Date, cause Willow Biopharma Inc. to enter into (a) an Account Control Agreement with respect to any and all deposit accounts, securities accounts and commodity accounts with the Collateral Agent and the applicable bank, securities intermediary or commodity intermediary with which such account or accounts are held and (b) all other related agreements, documents and instruments, including any pledge agreement from Willow BioPharma Inc. in favor of the Collateral Agent with respect to any such accounts.

4.              The Issuer shall, no later than one hundred and eighty (180) calendar days following the Effective Date, dissolve or otherwise terminate, or cause the dissolution or termination of, the following Restricted Subsidiaries of the Issuer, and provide evidence thereof to the Collateral Agent:  (a) VIVUS UK LIMITED, a private limited company organized and existing under the laws of the United Kingdom, (b) VIVUS LIMITED, organized and existing under the laws of Bermuda, (c) VIVUS International, L.P., organized and existing under the laws of Bermuda, (d) VIVUS INTERNATIONAL LIMITED, organized and existing under the laws of Ireland and (e) VIVUS REAL ESTATE LLC, a limited liability company organized and existing under the laws of the State of New Jersey.

Schedule 4.13-1

Exhibit A

Form of Perfection Certificate

PERFECTION CERTIFICATE

                                      ,

The undersigned, the Chief Financial Officer of VIVUS, Inc., a Delaware corporation (the “Company”), hereby certifies on behalf of the Company to U.S. Bank National Association, in its capacity as collateral agent (the “Collateral Agent”) and in its capacity as trustee (the “Trustee”) for the holders of 10.375% Senior Secured Notes due 2023 (the “Notes”) issued by the Company and purchased by one or more funds managed by Athyrium Capital Management, LP, that each of the following statements is true and correct in all material respects (other than the statements in items 1 and 2 below which shall be true and correct in all respects) as of the date hereof and as of the date of issuance of the Notes:

1.                                      Name.  The exact legal name of the Company as that name appears on its charter, certificate of formation, certificate of incorporation, articles of incorporation or other public organic record is as follows:

[•]

2.                                      Addresses and Other Identifying Factors.

a)             The following is the current registered address of the Company: [•]

b)             The following is the current mailing address of the Company (if different from its registered address): [•]

c)              The following lists the address for each current place of business for the Company (if different from its registered address or mailing address) and, if more than one place of business, its chief executive office: [•]

d)             The following is the type of organization of the Company: [•]

e)              The following is the sole jurisdiction of the Company’s incorporation, formation or organization, as applicable: [•]

If the Company has more than one jurisdiction, please explain:

f)               The following is the Company’s government-issued organizational identification number (state “None” if the jurisdiction does not issue such a number): [•]

3.                                      Other Names, Etc.

a)             The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations and names on tax returns) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years: [•]

b)             Attached hereto as Schedule 3 is the information required in Sections 1 and 2 for any other business or organization listed in Section 3(a) to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

4.                                      Other Current Locations.

a)             The following are all other locations where the Company maintains any books or records relating to the Company’s accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	Description of Property

b)             The following are all other locations where any inventory or equipment of the Company is located or stored (other than inventory and equipment in transit):

	Address	Description of Inventory/Equipment
(i)

c)              The following are the names and addresses of all persons or entities other than the Company, such as bailees, lessees, consignees, warehousemen, purchasers of chattel paper, or other third parties which have possession or are intended to have possession of the Company’s instruments, chattel paper, inventory or equipment (other than inventory and equipment in transit) and a brief description of the arrangement between such person or entity and the Company: [•]

5.                                      Prior Locations.

a)             Set forth below is the information required by Sections 2(c) and 4(a) with respect to each place of business location previously maintained by the Company at any time during the past five years:

Address	Chief Executive Office

b)             Set forth below is the information required by Sections 4(b) and 4(c) with respect to each other location at which, or other person or entity with which, the Company’s inventory or equipment has been previously held at any time during the past twelve months: [•]

2

6.                                      Drug Applications.  Attached hereto as Schedule 6 is a complete list of each active or pending drug application and each such abbreviated drug application or similar filing, registration, notice (or the like) to manufacture, use, store, import, export, transport, market, promote, sell or place on the market any pharmaceutical product as to which the Company is the applicant, filer, owner, holder or licensee, in any and all jurisdictions.  (Please also indicate the applicable jurisdiction(s).)

7.                                      Securities, Instruments and Other Investment Property.  Attached hereto as Schedule 7 is a complete list of all stocks, bonds, debentures, notes, instruments and other securities and investment property owned by the Company.  (Please provide name of issuer, jurisdiction of organization of issuer, a description of security or investment property, and value;   for any securities of a subsidiary or affiliate, please also indicate the relationship with—and the percentage ownership of—such entity.)

8.                                      Other Registered Collateral.  The following is a complete list of all other inventory, equipment and other goods of the Company which are subject to a registration statute of any jurisdiction (provide description of covered goods and indicate registration system and jurisdiction), other than motor vehicles and assets subject to certificates of title: [•]

9.                                      Bank Accounts.  The following is a complete list of all accounts (including deposit, securities and commodity accounts) maintained by the Company (provide name and address of institution, type of account and account number):

Name of Institution	Address	Type of Account	Account Number	Company

10.                               Unusual Transactions.  Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 10 attached hereto, all of the Company’s assets and property have been acquired in the ordinary course of the Company’s business and, as to material goods owned by the Company, consists of goods which have been acquired by the Company in the ordinary course from a person or entity in the business of selling goods of that kind. (Please provide on such Schedule the names and addresses of all entities from whom such assets, property or material goods were purchased, the date of such acquisition and the type of property acquired.)

11.                               Commercial Tort Claims.  Attached hereto as Schedule 11 is a brief written description of each and every commercial tort claim in excess of $250,000 which the Company holds.   (Please describe with particularity.)

12.                               Real Estate Collateral.  Attached hereto as Schedule 12 are all the locations where the Company owns or leases any real property (including any fixtures) and an indication of whether such real property is owned or leased by the Company.

3

13.                               Licenses and Permits.  Attached hereto as Schedule 13 are all licenses, permits (including environmental), authorizations or certifications (and the like) issued by any federal, state, local or foreign government to the Company or with respect to its assets, properties or business, and the name of the issuing governmental authority.  (If issued by a particular governmental agency, please include the name of such agency.)

14.                               Material Contracts.  Attached hereto as Schedule 14 are all material contracts to which the Company is a party or in which the Company has an interest, including whether such contract has a non-assignability provision which would require the other party’s or another party’s consent to the granting of a security interest in such contract.

15.                               Property Subject to Liens.  Attached hereto as Schedule 15 is a description of all property of the Company that is subject to a lien or other encumbrance. (Please include description of property, location of property, and name of secured party.)

[Signature page follows]

4

IN WITNESS WHEREOF, the Company has signed this Certificate as of the date first written above.

VIVUS, INC.

By:
Name: [•]
Title: [•]

[Signature Page to Perfection Certificate]

SCHEDULE 3

to Perfection Certificate

Business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise

[•]

SCHEDULE 6

to Perfection Certificate

Drug Applications

Product	Number	Region

SCHEDULE 7

to Perfection Certificate

Securities and Investment Property

Issuer	Jurisdiction	Description of Interests	Value

Additional Information on Securities of Subsidiaries and Affiliates

Issuer	Relationship	Percentage of Ownership

SCHEDULE 10

to Perfection Certificate

Unusual Transactions

[•]

SCHEDULE 11

to Perfection Certificate

Commercial Tort Claims

[•]

SCHEDULE 12

to Perfection Certificate

Locations of Real Property

Address	Owned or Leased	Name of Owner, if Leased

SCHEDULE 13

to Perfection Certificate

Licenses, Permits, Authorizations, Certifications

State	Board	License Type	LICENSE #	SITE LICENSED

SCHEDULE 14

to Perfection Certificate

Material Agreements

Product	Agreement Effective Date	Company Name	Notice Requirements	Description of Agreement	Assignable?

SCHEDULE 15

to Perfection Certificate

Property Subject to Liens / Encumbrances

[•]

Exhibit B

Form of Amendment

This Amendment dated as of {          }, 20{  } is delivered pursuant to Section 4.2 of the Agreement (as defined below). All defined terms used herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned agrees that this Amendment may be attached to that certain Collateral Agreement, dated as of June 8, 2018, between the undersigned, as a Grantor, VIVUS, Inc., as the Issuer, the other Grantors party thereto, U.S. Bank National Association, as the Trustee, and U.S. Bank National Association, as the Collateral Agent (the “Agreement”), and that the Collateral consisting of Commercial Tort Claims listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Obligations referred to in said Agreement.

(INSERT NAME OF GRANTOR}

By:
Name:
Title:

{Attach Schedule I to Amendment describing Commercial Tort Claims with particularity}

Exhibit C

Form of Supplement

This SUPPLEMENT NO. {  } dated as of {         }, 20{  } (this “Supplement”) is to the Collateral Agreement dated as of June 8, 2018 (the “Agreement”) among VIVUS, Inc., a Delaware corporation (the “Issuer”), the other GRANTORS (as defined therein) party thereto, U.S. BANK NATIONAL ASSOCIATION, as trustee (including its successors under the Indenture (as defined below), in such capacity, the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as defined therein) (including its successors under the Indenture, in such capacity, the “Collateral Agent”). Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Agreement.

WHEREAS, reference is hereby made to that certain Indenture dated as of June 8, 2018 (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) among the Issuer, the Guarantors from time to time party thereto, the Trustee and the Collateral Agent;

WHEREAS, Section 8.11 of the Agreement provides that Subsidiaries shall become Grantors under the Agreement to the extent required pursuant to the terms of the Indenture by execution and delivery of an instrument in the form of this Supplement; and

WHEREAS, the undersigned (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture Documents to become a Grantor under the Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1.                            In accordance with Section 8.11 of the Agreement, the New Grantor by its signature below becomes a Grantor under the Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby expressly assumes, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities applicable to it as a Grantor thereunder and all other Indenture Documents applicable to it as a Grantor under the Agreement. By virtue of the foregoing, the New Grantor hereby accepts and assumes any liability of a Grantor (as to itself only) related to each representation, warranty, covenant or obligation made by a Grantor (as to itself only and after giving effect to this Supplement) in the Agreement and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations (after giving effect to this Supplement). In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a Lien on and in all of the New Grantor’s right, title and interest in and to the Collateral of the New Grantor. Each reference to a “Grantor” in the Agreement shall be deemed to include the New Grantor. The Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that (a) the New Grantor has the requisite {corporate, partnership or company} power and authority to enter into and perform its obligations under this Supplement and that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, (b) the representations and warranties set forth in the Agreement (after giving effect to this Supplement) are true and correct in all material respects on and as of the date hereof as such representations and warranties apply to the New Grantor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof and (c) as of the date hereof, the New Grantor is “located” (as such term is used in Article 9-307 of the UCC) in {name of state or foreign country}.

SECTION 3.                            This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            The New Grantor hereby represents and warrants that set forth on Schedule I attached hereto is a copy of a fully completed Perfection Certificate executed by the New Grantor. The information contained in the Perfection Certificate delivered by the New Grantor is correct and complete in all material respects as of the date hereof. The information set forth in Schedule I attached hereto is hereby added to the information referenced in the Agreement by reference to Perfection Certificates.

SECTION 5.                            Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 6.                         THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

SECTION 7.                            In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.1 of the Agreement.

SECTION 9.                            The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement as required by the Agreement.

SECTION 10.                     It is expressly understood and agreed that U.S. Bank National Association is entering into this Supplement solely in its capacity as Collateral Agent as appointed pursuant to the Indenture and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

{Signature page follows}

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

(INSERT NAME OF NEW GRANTOR}

By:
Name:
Title:
Jurisdiction of Formation:
Location of Chief Executive Office:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

{Attach Perfection Certificate as Schedule I to Supplement